Exhibit 99.1

Trovagene, Inc. Announces Closing of Public Offering of Common Stock

San Diego, CA, July 22, 2015 — Trovagene, Inc. (NASDAQ: TROV) today announced the closing of its previously announced underwritten public offering.  The Company sold 4,600,000 shares of its common stock in the offering, which includes 600,000 shares that were issued upon the full exercise by the underwriters of their over-allotment option. The offering price was $8.75 per share and gross proceeds to Trovagene are approximately $40.3 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Trovagene.

Trovagene intends to use the net proceeds from this offering to fund its research and development activities and for working capital and other general corporate purposes.

Piper Jaffray & Co. and Leerink Partners LLC are acting as joint book-running managers for the offering.  Janney Montgomery Scott LLC, Cantor Fitzgerald & Co. and Maxim Group LLC are acting as co-managers for the offering.

A registration statement relating to these securities was previously filed with and has become effective by rule of the Securities and Exchange Commission. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com; or from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by email at syndicate@leerink.com, or by phone at (800) 808-7525.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary technology for the detection and monitoring of cell-free DNA in urine. The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s precision cancer monitoring platform is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements contained in this release relate to, among other things, the offering and, Trovagene’s intended use of proceeds.   They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “should’“ and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. These forward-looking statements are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, the risks and uncertainties associated with market conditions, as well as risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s Form 10-K for the year ended December 31, 2014, and from time to time the Company’s other investor communications.  Subsequent events and developments may cause these forward-looking statements to change. The Company is providing the information in this release as of the date of this release and specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact:
Investor Relations	Media Relations
David Moskowitz and Amy Caterina	Ian Stone

Investor Relations	Account Director
Trovagene, Inc.	Canale Communications, Inc.
858-952-7593	619-849-5388
ir@trovagene.com	ian@canalecomm.com